                                                                   EXHIBIT 10.31



                 THIRD AMENDMENT TO SECOND AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT

     THIRD AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the "Amendment") is made and entered into the 19th day of December, 1996 by and between WORLD ACCESS, INC. (formerly known as Restor Industries, Inc.), a Delaware corporation (the "Borrower"), and CREDITANSTALT-BANKVEREIN, an Austrian banking corporation (the "Bank").

                                  WITNESSETH :

     WHEREAS, Borrower and Bank are parties to a certain Second Amended and Restated Loan and Security Agreement, dated as of July 18, 1995 (the "Loan Agreement"), which currently provides for a term loan in the original principal amount of Four Million Dollars ($4,000,000) and for a revolving credit facility from Bank to Borrower in the aggregate principal amount of up to Six Million Dollars ($6,000,000) at any one time outstanding;

     WHEREAS, the Loan Agreement was amended (i) December 28, 1995 pursuant to the First Amendment to the Second Amended and Restated Loan and Security Agreement and (ii) March 28, 1996 pursuant to the Second Amendment to the Second Amended and Restated Loan and Security Agreement;

     WHEREAS, Borrower has requested that Bank convert the term loan to a revolving credit loan thereby increasing the aggregate principal amount of Revolving Credit Loans which may be outstanding at any one time from Six Million Dollars ($6,000,000) to Ten Million Dollars ($10,000,000); and

     WHEREAS, Bank has agreed to grant Borrower's request, subject to the terms and conditions set forth herein;

     NOW, THEREFORE, for and in consideration of the premises, the terms and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement, to the extent defined therein.

     2. AMENDMENTS. The Loan Agreement is amended as follows, subject to the satisfaction of the conditions precedence set forth in Section 7 of this
Amendment:

        2.1 Section 1.1 of the Loan Agreement is hereby further amended by deleting the definition of "Base Rate" in its entirety and substituting in lieu thereof a new definition of "Base Rate" to read as follows:

                 "Base Rate" shall mean an interest rate per annum,
            fluctuating daily, equal to the higher of (a) a rate announced by Creditanstalt-Bankverein from time to time at its principal office in Greenwich, Connecticut, as its prime rate for domestic (United States) commercial loans in effect on such date; (b) the Federal Funds Rate in effect on such date plus one-half percent (1/2%). The Base Rate is not necessarily intended to be the lowest rate of interest charge by Creditanstalt-Bankverein in connections with extension of credit. Each change in the Base Rate shall result in the corresponding change in the interest rates hereunder with respect to a Base Rate Loan and such change shall be effective on the effective date of such change in the Base Rate.

            2.2 Section 1.1 of the Loan Agreement is hereby further amended by deleting the definition of "Business Day" in its entirety and substituting in lieu thereof a new definition of "Business Day" to read as follows:

                 "Business Day" shall mean a day on which Banks are not
            required or authorized to close in Greenwich, Connecticut and, if such day relates to a borrowing of, a payment or prepayment of principal or interest on a Continuation or Conversion of or into, or an Interest Prior for a Eurodollar Loan or a notice by Borrower with respect to any such borrowing, payment, prepayment, Continuation, Conversion or Interest Period, which is also a day on which dealings by and between banks in U.S. dollar deposits are carried out in the interbank Eurodollar market.

            2.3 Section 1.1 of the Loan Agreement is hereby further amended by adding the following definition of "Creditanstalt-Bankverein" in the appropriate alphabetical order:

                 "Creditanstalt-Bankverein" shall mean
            Creditanstalt-Bankverein, an Austrian Banking Corporation, having offices at 2 Greenwich Plaza, 4th Floor, Greenwich, Connecticut 05830, and it successors and assigns.

            2.4 Section 1.1 of the Loan Agreement is hereby further amended by deleting the definition of "Federal Funds Rate" in its entirety and substituting in lieu thereof a new definition of "Federal Funds Rate" to read as follows:

                 "Federal Funds Rate" shall mean, for any day, the
            overnight Federal Funds Rate in Greenwich, Connecticut, as published for such day (or, if such day is not a Connecticut Business Day, for the next proceeding Business Day) in the Federal Reserve Statistical release H.15(519) or any successor publication, or if such rate is not so published for any day which is a


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



            Connecticut Business Day, the average of the quotations for such day on over night Federal Funds transactions in Connecticut received by the Lender from three Federal Funds Brokers of recognized standing collected by the Lender.

            2.5 Section 1.1 of the Loan Agreement is hereby further amended by deleting the definition of "Quoted Rate" in its entirety and substituting in lieu thereof a new definition of "Quoted Rate" to read as follows:

                 "Quoted Rate" shall mean, when used with respect to an
            Interest Period for a Eurodollar Loan, the quotient of (i) the offered rate quoted by Creditanstalt-Bankverein in the interbank in the Eurodollar market in Greenwich, Connecticut or London, England on or about 11:00 a.m. (prevailing Eastern or London time, as the case may be) two Business Days prior to such Interest Period for U.S. dollar deposits in an aggregate amount comparable to the principal amount of the Eurodollar Loan to which the Quoted Rate is to be applicable and for a period comparable to such Interest Period, divided by (ii) one minus the Reserved Percentage. For purposes of its definition, (a) "Reserved Percentage" shall mean with respect to any Interest Period, the percentage which is in effect on the first day of such Interest Period under Regulation D as the maximum reserved requirement from member banks of the Federal Reserve System in Greenwich, Connecticut with deposits comparable to an amount to those of Creditanstalt-Bankverein against Eurocurrency Liabilities (b) "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D, as in effect from time to time. The Quoted Rate for the applicable period shall be adjusted automatically on as of the effective date of any change in the applicable Reserved Percentage.

            2.6 Section 1.1 of the Loan Agreement is hereby further amended by deleting the amount "Six Million Dollars ($6,000,000)" appearing in the definition "Revolving Credit Commitment" and substituting the amount "Ten Million Dollars ($10,000,000)."

            2.7 Section 1.1 of the Loan Agreement is hereby amended by deleting in their entirety the definitions of "Borrowing Base," "Eligible Accounts," "Eligible Inventory," "Facility A Loan," "Facility A Note," "Facility B Loan," "Facility B Note" contained therein.

            2.8 Section 2.1 of the Loan Agreement is hereby amended by deleting the first sentence thereof in its entirety and substituting the following new first sentence of Section 2.1 in lieu thereof:



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



            Subject to the terms and conditions hereof and provided that there exists no Default or Event of Default, the Bank agrees to make loans (the "Revolving Credit Loans"), as requested by the Borrower in accordance with Section 2.3 hereof, to Borrower from time to time on and after the date hereof and up to, but not including, the Revolving Credit Termination Date, in an aggregate principal amount not to exceed at any one time outstanding an amount equal to the Revolving Credit Commitment.

            2.9 Section 2.3 of the Loan Agreement is hereby amended by deleting the reference to "New York" time contained in the fifth line thereof and replacing it with a reference to "prevailing Eastern" time.

            2.10 Section 2.7 of the Loan Agreement is hereby amended by deleting such section in it entirety and substituting the following in lieu thereof:

                 2.7 LOAN IN EXCESS OF REVOLVING CREDIT COMMITMENT.
            Borrower acknowledges that the Bank is not obligated and does not presently intend to make Revolving Credit Loans, incur Letter of Credit Obligation, or make other extensions of credit to Borrower the principal amount of which, in the aggregate, at any time would exceed the Revolving Credit Commitment. However, it is agreed that, should the Revolving Credit Loan, Letter of Credit Obligation or other extensions of credit incurred hereunder exceed the Revolving Credit Commitment or any other limitations set forth herein, all of the obligations of Borrower to the Bank with respect to such Revolving Credit Loan, Letter of Credit Obligation and extensions of credit shall nevertheless constitute Obligation under this Agreement and shall be entitled to the benefit of all security interests granted under this Agreement and all other Loan Documents. Notwithstanding the foregoing, if any amounts outstanding hereunder shall exceed any such limitation, Borrower shall immediately repay such excess amounts to the Bank.

            2.11 Section 2.8(a) of the Loan Agreement is hereby amended by deleting such section in its entirety and substituting the following new Section 2.8(a) in lieu thereof:

                 (a) Each payment by the Borrower to Lender pursuant to
            this Agreement or the Notes shall be made prior to 1:00 p.m. (prevailing Eastern time) on the date due and shall be made without set-off-or counterclaim to the account of the Lender maintained with Creditanstalt-Bankverein in Greenwich, Connecticut or at such other place or places as Lender may designate from time to time in writing to Borrower and in such amounts as may be necessary in order that all such payments (after withholding for or



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            on account of any present or future taxes, levies, imposts, duties or other similar charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof, other than any tax on or measured by the net income of the Bank pursuant to the income tax laws of the jurisdiction where the Bank's principal or lending office is located) shall not be less than the amounts otherwise specified to be paid under the Notes. Each such payment shall be in lawful currency of the United States of America and on immediately available funds. If the due date of any payment hereunder or under the revolving Credit Note would otherwise fall on a day which is not a Business Day, then such payment shall be due on the next succeeding Business Day and interest shall be payable on the principal amount o such payment for the period of such extension. If the Bank has not received any payment due hereunder by the close of business on the date five (5) days following the date on which such payment is due, Borrower authorizes the Bank, at its option, to charge such payment as a Revolving Credit Loan. Each such payment shall be in lawful currency of the United States of America in immediately available funds.

            2.12 Section 2.10 of the Loan Agreement is hereby amended by deleting such subsection in it entirety and substituting the following in lieu thereof:

                 2.10 CERTAIN NOTICES.  All notices given by Borrower to
            the Bank hereunder of terminations or reductions of the Revolving Credit Commitment or of borrowing, Conversions, Continuations or prepayments of Loans hereunder or request for the issuance of Letters of Credit shall either be oral, with written confirmation, which may be by telecopy; or in writing, with such written confirmation or writing in the case of a borrowing, Conversion or Continuation, to be substantially in the form of Exhibit C attached hereto (a "Notice of Borrowing"), and in the case of a request for a Letter of Credit, to be substantially in the form of Exhibit J attached hereto (a "Request for Letter of Credit"); shall be irrevocable; shall be effective only if received by the Bank prior to 10:00 a.m. (prevailing Eastern time) on a business day which is: (a) at least fifteen (15) days prior to such termination or reduction of the Revolving Credit Commitment; (b) on a date such Loan is to be made as, Converted to or Continued as a Base Rate Loan; (c) at least three (3) Business Days prior to the date such Loan is to be made as, Converted to or Continued as a Eurodollar Loan; or
            (d) at least three (3) Business Days prior to the date such Letter of Credit is to be issued. Each such notice to reduce the Revolving Credit Commitment shall specify the amount of the Revolving Credit Commitment to be reduced and the date of such reduction, which date, in the case of prepayment of a Eurodollar Loan, shall not be prior to the last day of the Interest Period then applicable to such Eurodollar Loan. Each such notice of borrowing, Conversion or Continuation shall specify: (i) the amount of such borrowing, Conversion or Continuation (which shall be in integral multiples of $100,000); (ii) whether such Loan will be made, Converted or Continued as a Eurodollar Loan or as a Base Rate Loan; (iii) the date such Loan is to be made, Converted or Continuation (which shall be a Business Day and, if such Loan is to Convert Continue a Eurodollar Loan then outstanding, shall not be prior to the last day of the then current Interest Period for such outstanding Loan ); and (iv) if such Loan is a Eurodollar Loan, the duration of the Interest Period with respect thereto. Each request for a borrowing, Conversion or a Continuation of a Loan, for the issuance of a Letter of Credit or for any other financial accommodation by Borrower pursuant to this Agreement or the other Loan Documents shall constitute (x) an automatic warranty and representation by Borrower to the Bank if there does not then exist a Default or Event of Default or any event or condition which, with the making of such Loan or the issuance of such Letter of Credit, will constitute a Default Event of Default and (y) an affirmation that as of the date of such request all of the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects, both before and after giving effect to the making of such Loan or the issuance of such Letter of Credit. If on the last day of the Interest Period of any Eurodollar Loan hereunder, the Bank has not received a timely notice hereunder to Convert, Continue or prepay such Loan, Borrower shall be deemed to have submitted a notice to Convert such Loan to a Base Rate Loan.

            2.13 Section 2.11(a) of the Loan Agreement is hereby amended by deleting such subsection in it entirety and substituting the following in lieu thereof:

                 (a) Subject to the terms and conditions hereof and
            provided that there exists no Default or Event of Default, at any time and from time to time from the Closing Date to (but not including) the Revolving Credit Termination Date,
            Bank shall, in its discretion, issue such Letters of Credit as Borrower may request by a Request for a Letter of Credit
            (in the manner described in Section 2.10 hereof), each in a minimum principal amount of $100,000; provided, however, that the Bank shall be under no obligation to so issue any such Letter of Credit unless, after giving effect to the issuance of such Letter of Credit, (i) the aggregate amount of all Letter of Credit Obligation of Borrower then outstanding does not exceed the $1,000,000, and (ii) the aggregate amount of all outstanding Revolving Credit Loans, together with all outstanding Letter of Credit Obligation with respect to Letters of Credit, will not exceed at any one time outstanding the Revolving



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



            Credit Commitment. No Letter of Credit shall be issued by Bank hereunder except to the extent reasonably necessary in connection with transactions in the ordinary course of business of Borrower. The expiration date of any Letter of Credit shall not extend beyond the earliest of (i) one year from the date of issuance thereof, (ii) the Maturity Date, and (iii) any date fixed for termination of the Revolving Credit Commitment pursuant to Section 2.9 hereof.

            2.14 Section 6.2 of the Loan Agreement is hereby amended by deleting subsections (a) and (e) thereof in their entirety and substituting the following new subsections (a) and (e) in lieu thereof:

            (a) As soon as practicable, and in any event within thirty (30) days after the end of each quarter, consolidating interim unaudited financial statements, including a balance sheet, income statement and statement of cash flow, for the quarter and year-to-date period then ended, prepared in accordance with GAAP, consistent with the past practice or Borrower and its Subsidiaries, and certified as to truth and accuracy thereof by the chief financial officer of Borrower;

            (e) [Intentionally Omitted].

            2.15 Section 7.2 of the Loan Agreement is hereby amended by deleting such section in its entirety and substituting the following new Section 7.2 in lieu thereof:

                 7.2 INDEBTEDNESS.  Incur, assume, or suffer to exist any
            Indebtedness for borrowed money or Capital Lease Obligations except for (a) Indebtedness existing on the date hereof and listed on
            Schedule 7.2 hereof (provided that there shall be no increase in the amount or change in the terms of any such Indebtedness without the prior written consent of the Bank); (b) trade payables arising in the ordinary course of Borrower's business; (c) the Obligations;
            (d) Capital Lease Obligations in an aggregate principal amount not to exceed $2,000,000 at any one time outstanding; and (e) the Landlord Subordinated Debt (provided that there shall be no increase in the amount or change in the terms of any such Indebtedness without the prior written consent of the Bank).

            2.16 Section 7.3 of the Loan Agreement is hereby amended by deleting such section in its entirety and substituting the following new Section 7.3 in lieu thereof:

                 7.3 ASSET SALES.  Sell, lease or dispose of any of the
            Collateral or any interest therein or any of its other assets except for (a) the sale of Inventory in the ordinary course of business and (b) the sale of assets having an aggregate value of not more than $500,000 during any fiscal year.

            2.17 Section 7.13 of the Loan Agreement is hereby amended by deleting such section in its entirety and substituting the following new Section
7.13 in lieu thereof:

                 7.13 OPERATING LEASES.   Enter into or be a party to any
            Operating Lease, except for those set forth on Schedule 5.27 attached hereto as they may be renewed or extended pursuant to similar terms and conditions unless the aggregate monthly rentals to be paid by Borrower under all Operating Leases (including those listed on Schedule 5.27, and any new Operating Leases and all other Operating Leases) will not at any time exceed $175,000.00.

            2.18 Section 7.9 of the Loan Agreement is hereby amended by deleting the words "Eligible Inventory" appearing in the sixth line thereof in their entirety and substituting the word "Inventory" in lieu thereof.

            2.19 Section 8.1 of the Loan Agreement is hereby amended by deleting such section in its entirety and substituing therefore the following new Section
8.1 in lieu thereof:

                 8.1 NET WORTH.  Maintain at all times during the applicable periods set forth below, an Adjusted Net Worth of not less than the amount set forth opposite each such applicable period:


                    APPLICABLE PERIOD            AMOUNT
                    -----------------------  ---------------
                    09/30/96 - 12/31/96          $35,000,000
                    01/01/97 - 12/31/97          $40,000,000
                    At all times thereafter      $45,000,000


            Notwithstanding the foregoing, in the event that Borrower makes an offering of additional shares of its capital stock after the Closing Date in a single transaction or related series of transactions and, as a result of the issuance of such shares, Borrower's stockholders' equity is increased, the amount set forth above for each applicable period, commencing as of the beginning of the fiscal year immediately following the issuance of Borrower's capital stock as a part of such offering occurs shall be increased by an amount equal to seventy-five percent (75%) of the amount by which Borrower's stockholders' equity is increased as a result of the issuance of said shares of its capital stock.

            2.20 Section 8.2 of the Loan Agreement is hereby amended by deleting such section in its entirety and substituting therefore the following new
Section 8.2 in lieu thereof:

                 8.2 FIXED CHARGE COVERAGE RATIO.  Maintain as of the last day of each fiscal quarter of Borrower, commencing with the fiscal quarter ending December 31, 1996, a Fixed Charge Coverage Ratio for such quarter of not less than 2.0 to 1.0.

            2.21 Section 8.3 of the Loan Agreement is hereby amended by deleting such section in its entirety and substituting therefore the following new
Section 8.3 in lieu thereof:

                 8.3 CAPITAL EXPENDITURES.  Make no Capital Expenditure in any
            fiscal year in excess of $2,000,000.

            2.22 The Loan Agreement is hereby further amended by deleting Exhibit A, the Form of Revolving Credit Note, attached thereto and substituting a new Exhibit A thereto in the form of Exhibit A attached hereto and incorporated herein by reference.

            2.23 The Loan Agreement is hereby further amended by deleting Exhibit D, the Form of Borrowing Base Certificate, attached thereto.

            2.24 The Loan Agreement is hereby amended by deleting by Schedules 1.1, 5.2, 5.5, 5.8, 5.9, 5.10, 5.14, 5.19, 5.22, 5.27, 5.29, and 7.2 attached thereto and substituting new Schedules 1.1, 5.2, 5.5, 5.8, 5.9, 5.10, 5.14, 5.19, 5.22, 5.27, 5.29, and 7.2 thereto in the forms of Exhibits B, C, D, E, F, G, H, I, J, K, L and M, respectively, attached hereto and incorporated by reference.

     3. EXPENSES. Borrower agrees to pay, immediately upon demand by Bank, all costs, expenses, attorneys' fees, and other charges and expenses incurred by Bank in connection with the negotiation, preparation, execution and delivery of this Amendment.

     4. DEFAULTS HEREUNDER. The breach of any representation, warranty or covenant contained herein or in any document executed in connection herewith, or the failure to observe or comply with any term or agreement contained herein or in any document executed in conjunction herewith, shall constitute an Event of Default under the Loan Documents and Bank shall be entitled to exercise all rights and remedies it may have under the Loan Agreement, any of the other Loan Documents and applicable law.

     5. REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made by Borrower under the Loan Agreement and the Loan Documents shall be true and correct in all material respects as of the date hereof with the same force and effect as if made on and as the date hereof except for such changes in such representations and warranties which do not constitute a Default or Event of Default, which do not, individually or in the aggregate, have a Material Adverse Effect and which have, to the extent required, been disclosed to the Bank pursuant to Section
6.2 of the Loan Agreement or otherwise. Borrower further represents and warrants to Bank on and as of the date of this Amendment, and after giving effect thereto, no Default or Event of Default has occurred and is continuing.

     6. CONDITIONS PRECEDENT. Subject to other terms and conditions hereof, this Amendment shall not become effective unless and until the Bank shall have received the following documents, each duly executed and delivered to Bank, and each to be satisfactory in form and substance to Bank and its counsel:

           (a) the Amendment;

           (b) the Replacement Revolving Credit Note, in the form of Exhibit A attached hereto;

           (c) a certificate signed by the president and chief financial officer of Borrower, stating that, giving effect to this Amendment, the representations and warranties set forth in Article 5 of the Loan Agreement are true and correct in all material respects on the date hereof, Borrower is on the date hereof in compliance with all the terms and conditions set forth in the Loan Agreement, as amended hereby, and the Loan Documents on its part to be observed performed, and on the date hereof, after giving effect to this Amendment, no Default or Event of Default has occurred or is continuing;

           (d) a certificate of the Secretary of Borrower certifying that attached thereto is a true and correct copy of the resolutions adopted by its Board of Directors, authorizing the execution, delivery and performance of the Amendment, the Replacement Term Note and the other documents contemplated hereby;

           (e) good standing certificates for the Borrower, issued as of a date close to the date hereof by the Secretaries of State of each of the states in which the Borrower is required to be qualified to do business;

           (f) the written opinion of Cauthen & Feldman, P.A., counsel to Borrower, in the form and substance satisfactory to Bank;

           (g) an Acknowledgment and Agreement of Guarantor, executed by Restor-AIT, Inc., a Delaware corporation;

           (h) an Acknowledgment and Agreement of Guarantor, executed by Westec Communications, Inc., a Delaware corporation;

           (i) a Guaranty and Agreement executed by Sunrise Sierra, Inc., a Delaware corporation ("Sunrise");

           (j) a Stock Pledge Agreement executed by Borrower with respect to all the outstanding stock of Sunrise;

           (k) such other documents, instruments and agreements with respect to the transactions contemplated by this Amendment, in each case in such form and containing such additional terms and conditions as may be reasonably satisfactory to Bank, and containing, without limitation, representations and warranties which are customary and usual in such documents.

     7. REFERENCES IN LOAN DOCUMENTS. All references in the Loan Agreement and the other Loan Documents to the Loan Agreement shall hereafter be deemed to be references to the Loan Agreement as amended hereby and as the same may hereafter be amended from time to time.

     8. NO CLAIMS, OFFSET. Borrower hereby represents, warrants, acknowledges and agrees to and with Bank that (a) Borrower does not hold or claim any right of action, claim, cause of action or damages, either at law or in equity, against Bank which arises from, may arise from, allegedly arise from, are based upon or are related in any manner whatsoever to the Loan Agreement and the Loan Documents or which are based upon acts or omissions of Bank in connection therewith and (b) the Obligations are absolutely owed to Bank, without offset, deduction or counterclaim.

     9. NO NOVATION. The terms of this Amendment are not intended to and do not serve to effect a novation as to the Loan Agreement. The parties hereto expressly do not intend to extinguish any debt or security interest created pursuant to the Loan Agreement. Instead, it is the express intention of the parties hereto to affirm the Loan Agreement and the security created thereby.

     10. LIMITATION OF AMENDMENT. Except as expressly set forth herein, this Amendment shall not be deemed to waive, amend or modify any term or condition of the Loan Agreement or any of the other Loan Documents, each of which is hereby ratified and reaffirmed, and which shall remain in full force and effect, nor to serve as a consent to any matter prohibited by the terms and conditions thereof.

     11. COUNTERPARTS. This Amendment may be executed in any number of counterparts, and any party hereto may execute any counterpart, each of which, when executed and delivered, will be deemed to be an original and all of which, taken together, will be deemed to be but one and the same agreement. Any signature page to this Amendment may be witnessed by a telecopy or other facsimile of any original signature page or any counterpart hereof may be appended to any other counterpart hereof to form a completely executed counterpart hereof.

     12. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

     13. SECTION REFERENCES. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

     14. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the date first written above.

                              "BORROWER"

                              WORLD ACCESS, INC., f/k/a Restor Industries, Inc.


                              By:
                                 ---------------------------------------------
                                   Name:
                                   Title:


                              "BANK"
                              CREDITANSTALT-BANKVEREIN


                              By:
                                 ---------------------------------------------
                                   Robert M. Biringer
                                   Executive Vice President


                              By:
                                 ---------------------------------------------
                                   Joseph P. Longosz
                                   Vice President

                                   Exhibit A
                           to the Third Amendment to
                  Second Amended and Restated Credit Agreement
                         dated as of December __, 1996

                         FORM OF REVOLVING CREDIT NOTE



$10,000,000.00                                              December __, 1996


     FOR VALUE RECEIVED, the undersigned, WORLD ACCESS, INC. (formerly known as Restor Industries, Inc.), a Delaware corporation (hereinafter referred to as "Maker"), promises to pay to the order of Creditanstalt-Bankverein (hereinafter referred to as the "Holder"), at the office of Creditanstalt-Bankverein located at Two Greenwich Plaza, Greenwich, Connecticut 06830 or at such other place as Holder may from time to time designate in writing, the principal sum of TEN MILLION AND 00/100 United States Dollars (U.S. $10,000,000.00) or, if less, the aggregate outstanding principal amount of Revolving Credit Loans, as such term is defined in the Loan Agreement referred to hereinbelow, made or issued by Holder to Maker, in lawful money of the United States, payable in full on the Revolving Credit Maturity Date.

     Interest on the principal balance from time to time outstanding hereunder shall accrue at the rates and shall be payable in the manner set forth in that certain Second Amended and Restated Loan and Security Agreement dated as of July 18, 1995 (as the same has been, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"; capitalized terms contained herein and not otherwise defined herein shall have the respective meanings given to such terms in the Loan Agreement) by and between Maker and Holder. In no contingency or event whatsoever shall the interest rate charged pursuant to the terms of this Revolving Credit Note (this "Note") exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Holder has received interest hereunder in excess of the highest applicable rate, Holder shall promptly refund such excess interest to Maker.

     The date and amount of each Revolving Credit Loan made by the Holder to the Maker of this Note under the Loan Agreement, and each payment of principal thereof, shall be recorded by Holder on its books and, prior to any transfer of this Note, endorsed by Holder on the Schedule attached hereto or on any continuation thereof.

     This Note is, in part, a renewal and extension of and replacement for that certain Revolving Credit Note dated as of March 28, 1996 by Maker and payable to the order of Holder in the original principal amount of $6,000,000.

     This Note is the "Revolving Credit Note" referred to in the Loan Agreement, and is subject to all of the terms and conditions of the Loan Agreement, including, but not limited to, those related to the acceleration of the indebtedness represented hereby upon the occurrence of an Event of Default or the reduction of the Revolving Credit Commitment. Payment of this Note is secured by the Collateral.

     In the event that all or any portion of the indebtedness evidenced hereby shall be collected by or through an attorney-at-law, Holder shall be entitled to collect from Maker all costs of collection, including reasonable attorneys' fees.

     Maker hereby waives presentment, demand for payment, protest and notice of protest, notice of dishonor and all other notices in connection with this Note. This Note shall be payable without right of setoff, any defense of want or failure of consideration, nonperformance of any condition precedent, nondelivery or delivery for a special purpose or any other defense of any nature whatsoever.

     THIS NOTE, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW). MAKER HEREBY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE AND (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE REGARDING THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE HOLDER TO BRING PROCEEDINGS AGAINST MAKER IN THE COURTS OF ANY OTHER JURISDICTION WITHIN THE UNITED STATES OF AMERICA OR IN WHICH ANY COLLATERAL IS LOCATED.

     AFTER REVIEWING THIS PROVISION SPECIFICALLY WITH ITS COUNSEL, MAKER HEREBY KNOWINGLY, INTELLIGENTLY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING BASED ON OR ARISING OUT OF, UNDER, IN CONNECTION WITH, OR RELATING TO THIS NOTE, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF MAKER OR HOLDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDER TO MAKE THE LOANS EVIDENCED BY THIS NOTE TO MAKER.

     IN WITNESS WHEREOF, the undersigned has caused this Note to be executed under seal by its duly authorized officer as of the day and year first written above.

                              "MAKER"

                              WORLD ACCESS, INC.,
                              a Delaware corporation


                              By:
                                 ---------------------------------------------
                                   Title:
                                          ------------------------------------



                              Attest:
                                 ---------------------------------------------
                                   Title:
                                          ------------------------------------

                             [CORPORATE SEAL]

                                  Schedule to
                             Revolving Credit Note
                         Dated as of December ___, 1996
                             of World Access, Inc.,
                             a Delaware corporation




              Principal                     Principal
              Amount of      Interest       Amount of      Outstanding
Date           Loan           Rate          Payment        Balance
----          ---------      --------       ---------      -----------

                                   Exhibit B
                             to Third Amendment to
                        Second Amended and Restated Loan
                             and Security Agreement
                         dated as of December 19, 1996

                                  SCHEDULE 1.1

                                PERMITTED LIENS


      1.   A.D.M. Ventures, Inc., d/b/a Yale Industrial
           Trucks-Gulf/Atlantic lien against one (1) hand truck (Lease)

      2. Credential Leasing Corp. lien against Orlando facility's telephone equipment and auxiliary equipment (Lease Purchase)

      3.   IBM Credit Corporation lien against AS400 computer (Model
           F20) and related equipment and software (Lease Purchase)

      4. AT&T Capital Corporation and/or Affiliated Service Corp. lien against Universal VCD Inserter and related equipment and software (Lease Purchase)

      5. Copelco Capital, Inc. lien against Quad Surface Mount equipment, Genrad Test equipment and other assembly equipment (Lease Purchase)

      6.   Midwest Commerce Leasing lien against one Yale forklift
           (Lease Purchase)

                                   Exhibit C
                             to Third Amendment to
                        Second Amended and Restated Loan
                             and Security Agreement
                         dated as of December 19, 1996

                                  SCHEDULE 5.2

                 CHIEF EXECUTIVE OFFICE:  COLLATERAL LOCATIONS

            Borrower's principal place of business and chief executive office:

                      945 E. Paces Ferry Road, Suite 2240
                     Atlanta, Fulton County, Georgia  30326

            Borrower's principal place of business and chief executive office prior to November 1996:

                               4501 Vineland Road
                             Orlando, Florida 32811

                     Locations Where Collateral is Located

                      945 E. Paces Ferry Road, Suite 2240
                            Atlanta, Georgia  30326

                               4501 Vineland Road
                             Orlando, Florida 32811

                              11220 Page Mill Road
                               Dallas, TX  75243

                            1915 North Bendix Drive
                             South Bend, IN  46628

                            3612 Ventura Drive East
                            Lakeland, Florida  33811

                            3610 Ventura Drive West
                            Lakeland, Florida  33811

                            3712 Ventura Drive West

                            Lakeland, Florida  33811

                               3612 Medulla Road
                            Lakeland, Florida  33811

                            13402 N. Scottsdale Road
                           Scottsdale, Arizona  85254

                            4569 #D Las Positas Road
                          Livermore, California 94550

                                   Exhibit D
                             to Third Amendment to
                        Second Amended and Restated Loan
                             and Security Agreement
                         dated as of December 19, 1996


                                  SCHEDULE 5.5

                       LITIGATION AND RELATED PROCEEDINGS


PENDING

      1.   Olympia Holding Corporation, Debtor, Lloyd T. Whitaker
           Trustee, Plaintiff vs. Restor Industries, Inc., Defendant (United States Bankruptcy Court, Middle District of Florida, Jacksonville Division)

      2.   Mil-Pro Services, Inc., Third Party Plaintiff vs Rytek
           Corporation, Restor Industries, Inc. and Atmel, Inc., Third Party Defendants (Circuit Court in and for Orange County, Florida)

      3. R. Darby Boland, d/b/a Technology Resources Ltd., Plaintiff vs. World Access, Inc. Mr. Boland, an Illinois based outside sales representative for the Company, claims the Company is liable for sales commissions on certain sales to DSC Communications, Inc.

THREATENED:

      1. Circuit Concepts, Inc., dispute involving $36,473 of fabricated circuit boards purchased by Restor in early 1994, but not paid for due to a troubled customer program and poor vendor performance.

                                   Exhibit E
                             to Third Amendment to
                        Second Amended and Restated Loan
                             and Security Agreement
                         dated as of December 19, 1996


                                  SCHEDULE 5.8

                               INTANGIBLE ASSETS




      1.   Trademark Registration No. 1585081 for Restor valid 02/27/90
           - 02/26/00

      2. Trademark Application No. 75/170153 for the World Access logo.

      3.   Trademark Application No. 75/170154 for CDX, Compact Digital
           Exchange.

      4. Trademark Application No. 75/170250 for the World Access alternate logo.

                                  Exhibit F
                             to Third Amendment to
                        Second Amended and Restated Loan
                             and Security Agreement
                         dated as of December 19, 1996

                                  SCHEDULE 5.9


                                     TAXES

            Borrower has not yet filed its Florida state tax return for the years ended December 31, 1994 and December 31, 1995.

                                   Exhibit G
                             to Third Amendment to
                        Second Amended and Restated Loan
                             and Security Agreement
                         dated as of December 19, 1996

                                 SCHEDULE 5.10

                                 ERISA MATTERS


      (a)  The only formal plans maintained as Restor Industries, Inc.
           are:

            (i)  Restor Industries, Inc. Profit Sharing and
                 Retirement Savings Plan (401k)

            (ii) Restor Industries, Inc. Flexible Benefits Plan (Section 125)

                                   Exhibit H
                             to Third Amendment to
                        Second Amended and Restated Loan
                             and Security Agreement
                         dated as of December 19, 1996

                                 SCHEDULE 5.14

                             ENVIRONMENTAL MATTERS


                                      NONE

                                   Exhibit I
                             to Third Amendment to
                        Second Amended and Restated Loan
                             and Security Agreement
                         dated as of December 19, 1996

                                 SCHEDULE 5.19

                    CORPORATE AND TRADE OR FICTITIOUS NAMES


            Restor Supply

            Restor Telephone Products

            REMS (1992-93)

            Subscriber Systems (Pre-1990)

            AIT, Inc.

            American & International Telephone

            Westec Communications, Inc.

            Sunrise Sierra, Inc.

            Restor Industries, Inc.

            Restor-AIT, Inc.

                                   Exhibit J
                             to Third Amendment to
                        Second Amended and Restated Loan
                             and Security Agreement
                         dated as of December 19, 1996


                                 SCHEDULE 5.22


 1. The following companies all represent 100% owned subsidiaries of World Access, Inc.


         Company                      State of Incorporation

         Restor-AIT, Inc.                    Delaware
         Westec Communications, Inc.         Delaware
         Sunrise Sierra, Inc.                Delaware


 2.   The following company is a 50% owned subsidiary of World
      Access, Inc.


         Company                      State of Incorporation

         ICC, Inc.                           Florida


       ICC, Inc. has no known assets or liabilities and is expected to be liquidated in December 1996.

                                   Exhibit K
                             to Third Amendment to
                        Second Amended and Restated Loan
                             and Security Agreement
                         dated as of December 19, 1996


                                 SCHEDULE 5.27

                                OPERATING LEASES



Facilities                                         Monthly Rent  Expiration

                     Date

Orlando - Manufacturing Facility                   3,400.00      November 1998
Orlando - Corporate Apartment                        965.00      July 1997
Atlanta - Corporate Office                         7,500.00      October 1998
Atlanta - Corporate Apartment                      1,000.00      May 1997

South Bend                                         4,032.00      July 1997
Dallas                                             8,961.00      July 1999
Beaverton                                          3,557.00(1)   June 1997
Lakeland - 3612 Ventura Road                       3,710.00      March 1997
Lakeland - 3610 Venture Dr.                        3,115.00      June 1998
Lakeland - 3712 Venture Dr.                        1,700.00      March 1997
Lakeland - Medilla Road                            2,915.00      December, 1998
California                                         7,200.00      ----------------
Scottsdale                                         7,214.00      November 1999

INFORMATION SYSTEMS:
Digital Equipment-personal computers               3,500.00      March 1998

PRODUCTION EQUIPMENT:
Copelco Capital - Surface Mount Line &
 Testing Equipment                                 25,335.00(2)  May-July 1990
Yale-motorized hand truck                          100.00        -----------------
Pitney Bowes - carrier manifest system (SB)        150.00        Monthly
L.H. Leasing - trailer storage                     105.00        Monthly
Midwest Commerce Leasing - Yale forklift (SB)      130.00        May 1996
Penskc Truck Rental - 24 foot truck                900.00        Monthly
AT&T Capital - Universal VCD Inserter              1,478.00      July 1998

OFFICE EQUIPMENT:
Copytronics - Minolta equipment (3 machines)       1,215.00  November 1997
Toshiba - 2 fax machines, 2 copiers                  400.00  May 1999
First United - Sharp fax (SB)                         73.00  Monthly
Meridan - Sharp fax                                  143.00  _________
Neopost - Parcel Shipping system (OR)                100.00  _________
Ascom Hasler - Postage Meter (Orlando)                40.00  Quarterly
Ascom Hasler - Postrage Meter (Atlanta)               54.00  November 2000
Pitney Bowes - Postage meter (TX)                     36.00  Quarterly
Pitney Bowes - Postage meter (AZ)                    211.00  July 1999


TOTAL MONTHLY RENTALS                            119,239.00
                                                 ==========


(1) Facility has been subleased for the full rental rate through the remaining term of the lease.

(2) Payments 2-25 of Equipment Lease will be $25,335. Payments 26-48 will be $10,760. Rent expense for the equipment is being charged to operations on a straight-line basis (total rents due/48 months).

                                   Exhibit L
                             to Third Amendment to
                        Second Amended and Restated Loan
                             and Security Agreement
                         dated as of December 19, 1996


                                 SCHEDULE 5.29

                                 LABOR MATTERS


1. Written Employment Agreements with Management:


      Name                      Title           Agreement
      ----                      -----           ---------
      Stephen Jack (RTP)        V.P. & General  Dated April 1991, renewed
                                Manager         on an annual basis

      James Shirkey (AIT)       President       Two year agreement
                                                expiring July 10, 1997

      William Sims (AIT)        V.P. & General  Two year agreement
                                Manager         expiring August 21, 1997

      Robert O'Hara (Westec)    President       One year agreement
                                                expiring October 31, 1996

      Michael R. Joe (Sunrise)  President       Three year agreement
                                                expiring December 31, 1998

2. No collective bargaining agreements exist.

3. No strikes or other labor disputes are pending or threatened.

                                   Exhibit M
                             to Third Amendment to
                        Second Amended and Restated Loan
                             and Security Agreement
                         dated as of December 19, 1996


                                  SCHEDULE 7.2

                             PERMITTED INDEBTEDNESS


                                      None